Exhibit 99.1

Investor Contacts:
Olga Guyette, Sr. Director-Investor Relations & Treasury (781) 356-9763 olga.guyette@haemonetics.com	David Trenk, Manager-Investor Relations (203) 733-4987 david.trenk@haemonetics.com

Media Contact:
Josh Gitelson, Director-Global Communications (781) 356-9776 josh.gitelson@haemonetics.com

Haemonetics Corporation Completes Acquisition of OpSens Inc.

Boston, MA, December 12, 2023 – Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative medical solutions to drive better patient outcomes, has completed its previously announced acquisition of OpSens Inc., a medical device cardiology-focused company delivering innovative solutions based on its proprietary optical technology.

Haemonetics acquired all outstanding shares of OpSens for CAD $2.90 per share in the all-cash transaction, representing a fully diluted equity value of approximately USD $255 million at the current exchange rate. In connection with the closing of the transaction, OpSens’ common shares will cease trading in the public market and will be delisted from the Toronto Stock Exchange and withdrawn from the OTCQX.

“Expanding our Hospital portfolio with OpSens’ products creates exciting growth and diversification opportunities, while providing immediately accretive financial benefits,” said Chris Simon, Haemonetics’ President and Chief Executive Officer. “We are pleased to officially welcome OpSens to Haemonetics and look forward to driving greater access to OpSens’ essential solutions and benefits for physicians and patients throughout the world."

OpSens offers commercially and clinically validated optical technology for use primarily in interventional cardiology. OpSens’ core products include the SavvyWire®, the world’s first and only sensor-guided 3-in-1 guidewire for TAVR procedures, that acts as a pacing and pressure monitoring wire advancing the workflow of the procedure and enabling potentially shorter hospital stays for patients, and the OptoWire®, a pressure guidewire that aims to improve clinical outcomes by accurately and consistently measuring Fractional Flow Reserve (FFR) and diastolic pressure ratio (dPR) to aid clinicians in the diagnosis and treatment of patients with coronary artery disease. OpSens also manufactures a range of fiber optic sensor solutions used in medical devices and other critical industrial applications.

In conjunction with the transaction, Haemonetics increased its fiscal year 2024 GAAP revenue growth guidance range from 7 – 9% to 8 – 10% and reaffirmed all other fiscal 2024 guidance issued in its second quarter earnings release on November 2, 2023. In fiscal year 2025, Haemonetics expects OpSens to contribute $55 to $65 million in revenue, to be slightly accretive to earnings per diluted share on a GAAP basis and to contribute approximately $0.10 to $0.15 in adjusted earnings per diluted share, excluding one-time acquisition and integration-related costs.

In addition to expected immediate and longer-term financial benefits for Haemonetics, the acquisition expands the company’s Hospital business unit portfolio with innovative fiber optic sensor technology in the attractive interventional cardiology market. Haemonetics' commercial success with its VASCADE® Vascular Closure portfolio, combined with extensive existing commercial and clinical infrastructure, will accelerate customer access to OpSens' products.

Haemonetics financed the acquisition through a combination of cash-on-hand and a $110 million draw under its revolving credit facility. Following this acquisition, Haemonetics estimates that its net debt to EBITDA ratio, as defined in Haemonetics’ existing credit agreement, will be approximately 2.3x. Haemonetics expects to pay down the majority of the outstanding balance of the revolving credit facility within the next few months.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements do not relate strictly to historical or current facts and may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “foresees,” “potential” and other words of similar meaning in conjunction with statements regarding, among other things, (i) plans and objectives of management for the operation of Haemonetics, (ii) the anticipated financial impact of the transaction on Haemonetics’ operating results, (iii) the anticipated benefits to Haemonetics arising from the completion of the acquisition, (iv) the impact of the acquisition on Haemonetics' business strategy and future business and operational performance, (v) the company’s estimated net debt to EBITDA ratio, as defined in Haemonetics’ existing credit agreement; (vi) the timeline to repay the revolving credit facility draw used to finance the acquisition, and (vii) the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the acquisition, Haemonetics' ability to predict accurately the demand for products and products under development by it or OpSens and to develop strategies to successfully address relevant markets, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics or OpSens obsolete, risks related to the use and protection of intellectual property, and the risk that using debt to finance, in part, the acquisition will increase Haemonetics' indebtedness. These and other factors are identified and described in more detail in Haemonetics' filings with the U.S. Securities and Exchange Commission ("SEC"). Haemonetics does not undertake to update these forward-looking statements.

Non-GAAP Financial Measures

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, Haemonetics’ reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the expected impact of Haemonetics’ acquisition of OpSens and provide a baseline for analyzing trends in the company’s underlying businesses. We strongly encourage investors to review the company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, adjusted earnings per diluted share excludes restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, certain tax settlements and unusual or infrequent and material litigation-related charges, and the tax impact of these items. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

The company does not attempt to provide reconciliations of forward-looking adjusted earnings per diluted share guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the company’s financial performance.